EXHIBIT 23.2



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Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO o MONTREAL

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinions dated October 27, 2009 on the financial statements of ActiVein Inc. (the Company) for the years ended February 28, 2009 and February 29, 2008 and ActiVein Ltd. for the years ended February 28, 2009 and February 29, 2008 included in its Registration Statement on Form S-1 being filed by the Company.


                                            "SCHWARTZ LEVITSKY FELDMAN LLP"

     Toronto, Ontario, Canada                         Chartered Accountants
     March 3, 2010                              Licensed Public Accountants